Exhibit 10.1

FIRST AMENDMENT TO THE

IDEXX LABORATORIES, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

Effective January 1, 2007

        The Director Deferred Compensation Plan of IDEXX Laboratories, Inc. (the “Plan”) was amended and restated, effective as of January 1, 2005, primarily for the purpose of complying with the provisions of Section 409A of the Internal Revenue Code of 1986 and Proposed Treasury Regulations §§ 1.409A-1 et seq. The Plan is now further amended by adoption of this First Amendment. All capitalized terms not otherwise defined herein shall have the meanings given in the Plan document.

        1.       Effective Date. This amendment shall be effective as of January 1, 2007, and only with respect to compensation earned by Directors of the Company on or after January 1, 2007.

        2.       Deferrals. A new subsection (d) is hereby added to Section 3.1 of the Plan to read as follows:

(d) Plan Years Beginning On and After January 1, 2007. For Plan Years beginning on and after January 1, 2007, a Participant may elect to defer receipt of all or any portion of his or her Annual Retainer and/or Other Compensation payable for any Plan Year, in accordance with subsection (a) of this Section.”

Approved by the Board of Directors on October 11, 2006.